Exhibit 99.2

Third Quarter 2018 Earnings Call November 20, 2018

Forward Looking Statements 2 This presentation contains forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 . These forward - looking statements relate to expectations or forecasts for future events, including, without limitation, our earnings, Adjusted EBITDA, revenues, expenses, capital expenditures or other future financial or business performance or strategies, results of operations or financial condition . These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions . These forward - looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong . Accordingly, forward - looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward - looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws . As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward - looking statements . Please refer to our Form 10 - K filed on April 2 , 2018 , which is available on the SEC’s website ( www . sec . gov ), for a full discussion of the risks and other factors that may impact any forward - looking statements in this presentation .

3Q'18 Operating Review

1

Further Challenges in Mid-Atlantic Business Unit

- Gross write-downs in 3Q of $9.6 million
- Deployed significant additional resources to resolve remaining problem projects and pursue recovery
- Installed new business unit leader; shortened reporting/review cycle
- Additional training, coaching and audit resources brought in to support leadership

2

Operations excluding Mid-Atlantic Continue Solid Performance

- 3Q revenues increased 11.3% year-over-year; maintaining full-year 2018 revenue guidance
- YTD gross profit margin excluding Mid-Atlantic business unit of 15.3%, with Net Income of $3.7 Million.
- Committed backlog plus promised but not booked opportunities totaled $841.5 million at September 30
- Service segment continues to perform well and exhibit strength across most metrics

3

Management Initiatives to Deal With Rapid Growth

- Instituted Co-COO structure to better allocate resources and enhance oversight and accountability
- Continued investment in recruiting, training and development programs
- Studying the investment of manufacturing center(s) to expand prefabrication & less dependence on field labor

4

Balance Sheet/Financing/M&A

- Consistent levels of high activity Company-wide driving improved billings and solid liquidity
- Evaluating refinancing opportunities to better align debt capital structure with Limbach's long-term strategies, including increased financial flexibility and access to incremental debt capital to support M&A program
- Short term focus is to restore profitability to Mid Atlantic. M&A activity will continue to develop opportunities

5

Preliminary Thoughts on 2019

- Intend to provide 2019 guidance alongside reporting 4Q and full year 2018 earnings in March
- Macro conditions remain broadly favorable; continued strength in many geographic markets and vertical sector
- Strong backlog provides good near-term visibility and drives more selective pursuit of new project opportunities
- Change Order and Claim conversion will improve our capital position

LIMBACH 3

• Created co - COO structure in response to overall growth of Limbach business (headcount has doubled over four years) • Improved resource allocation and accountability • Enhanced training and development programs 3Q’18 Operating Review Review of Mid - Atlantic Business Unit 4 • On average over the last 10 years, Mid - Atlantic business unit has produced average annual revenue of approximately $60 million at EBIT margins of approximately 6%. • Over the last year, revenue swelled to more than $100 million due to market strength and project stacking, overwhelming the local labor market and creating market - wide issues with labor availability and productivity 1 • Standard September project review process identified substantial concerns • Gross write - down of $9.6 million, excluding potential recoveries • Thorough review by auditors and internal staff required significant time during the month of October. • Consistent non - residential construction demand throughout the market • Recently, rapid growth in business unit activity outpaced execution capabilities • Tight labor market for plumbers and pipefitters exacerbated problems • Deployed interim leadership and project management from other business units • Replaced business unit leader • Shortened reporting cycle to weekly from monthly Mid - Atlantic Business Unit History Global Actions Local Actions The Facts

3Q’18 Operating Review Revenues Tracking Well; Maintaining Revenue Guidance 5 • 3Q revenues up 11.3% year - over - year; maintaining 2018 revenue guidance, implying top - line growth of 9% - 13% • YTD Gross margins ex - Mid Atlantic continue to expand; increase of 190 bps year - over - year • Continuing trend from 2Q with strong performances in the Southern California, New England, Ohio and Harper (Florida) business units; 8 of 10 business units reported growth Earned Revenue Gross Profit and Gross Margins $331.4 $447.0 $485.7 $526.5 $530.0 $121.3 $135.1 $550.0 $0 $100 $200 $300 $400 $500 $600 2015 2016 2017 LTM 3Q '18 2018 3Q '17 3Q '18 Year - over - Year Quarterly Growth +11.3% Maintaining Revenue Guidance ($ in millions) $45.4 $55.7 $65.6 $60.7 $44.7 $39.8 $8.7 $20 $40 $60 $80 2015 2016 2017 LTM 3Q '18 YTD '17 YTD '18 ($ in millions) Pro Forma Growth 1 8.5% 2 11.5% 13.5% 12.5% 13.7% Gross Margins Excl. Mid - Atlantic: 15.3% 1 Striped segment of $9.6 million represents the gross write - down in 3Q from Mid - Atlantic business unit.

3Q’18 Operating Review Construction Sales Momentum and Considerable Backlog Coverage 6 • With significant backlog and promised/committed but un - booked work, Limbach believes it is well - positioned to achieve its 2018 Construction revenue forecast as of September 30 • ~75% of current Construction backlog ($435.8 million) is scheduled for 2019 and beyond, providing excellent out - year visibility • $354 million of promised, un - booked business 2 Construction Segment Backlog Breakout $319.9 $444 $124.1 $311.7 $311.7 $354.0 $0 $250 $500 $750 $1,000 $1,250 YTD Construction Revenue Construction Revenue in Backlog at 09/30/18 Promised and Unbooked Revenue at 09/30/18 100% Coverage of initial 2018 Construction Forecast Backlog + Promised Available for 2019 and Beyond ($ in millions) $435.8 $655.7

3Q’18 Operating Review Operations excluding Mid - Atlantic Business Continue to Perform 7 Excluding the Mid - Atlantic business unit: x Revenue is 1.4% ahead of Plan revenue x Gross margins are 200 bps ahead of Plan, and 520 basis ahead of the consolidated ‘as reported’ figure x EBIT is 70% ahead of plan 2 ($ in millions 1 ) Excluding Mid - Atlantic Business Unit As Reported As Reported FY 2018 Plan Earned Revenue $395.1 $316.4 $312.1 Gross Margin 10.1% 15.3% 15.1% EBIT ($3.8) $10.2 $6.0 x x x Year to Date Period Ended September 30, 2018 1 Except per share data.

$10.0 $11.3 $12.9 $12.8 $14.8 $0 $4 $8 $12 $16 2015 2016 2017 3Q '17 3Q '18 Growth +15.6% 3Q’18 Operating Review Service Operations 8 ($ in millions) 2 Service Segment Revenues Maintenance Base $57.8 $82.2 $94.4 $70.9 $75.2 $50 $55 $60 $65 $70 $75 $80 $85 $90 $95 $100 2015 2016 2017 YTD '17 YTD '18 ($ in millions) Growth +6.1% • Year - to - date Service revenue of $75.2 million represents growth of 6.1% versus the prior year period • Sales of maintenance contracts of $3.0 million drives maintenance base to $14.8 million; year - end 2018 goal of $15 million maintenance base well in hand • Service segment revenues on track to exceed $100 million for the full - year 2018

Management Initiatives Continuing to make significant investment in people 9 3 • Installing key metrics for all production. The piloted program has proved to be very successful in increasing profitability and reducing write downs • Florida business units using 99% of pre - fabricated or pre - cut assemblies. x Reduces field labor costs x Will look to utilize this approach in other business units • Assembling a business plan in 2019 to consider building manufacturing hub(s) • Limbach Leadership and Development Program (LLDP) inaugural class begins in January 2019. The LLDP is build bench strength of Limbach leaders for further expansion. • Our 2018 Limbach Employee We Care Survey once again noted we are a strong respected employer. • Investments in supporting our workforce, from project supervision to current branch leadership to future leaders • Reorganized the Executive operations function with the introduction of the Co - COO role to better leverage resources and improve accountability and oversight across the portfolio of business units • Advancing training and development programs, including updated curricula, frequency and eligible participants Specific Activities Designed to Support Workforce and Improve Efficiency

Launch of LEAP Initiative Limbach Energy Assessment for Performance 10 LEAP is a data - analytics platform that improves the efficiency of clients’ existing facilities . Utilizing LEAP, facility owners realize reduced utility costs and are able to demonstrate responsible environmental stewardship . LEAP offers utility bill management, real - time monitoring of utilities ; analysis from Limbach’s in - house engineers ; resource management ; advice and analysis on future capital expenditures ; and benchmarking of Key Performance Indicators . Cloud - based Utility Monitoring » Benchmarking » Energy Star » Improvement Tracking LEDS Energy Engineering » Highly Experience » Performance Analysis » Consultation » LEED Certification Compliance Energy Solutions Projects » Energy Auditing » ECM Identification » Project Development » Measurement & Verification LEAP Program Components

3Q’18 Operating Review Balance Sheet/Financing 11  Elevated activity has generated significant billings in the last quarter; as a result, liquidity remains strong  We’re working to refinance the debt capital structure in order to support the Company's strategic objectives including a robust M&A pipeline 4 ($ in millions) As of September 30, 2018 December 31, 2017 September 30, 2017 Cash $0.6 $0.7 $0.8 Working Capital $20.7 $30.8 $36.5 Intangible Assets, Net $13.3 $14.3 $15.0 Net Under/(Over) Billings ($20.0) $4.5 ($3.4) Total Debt $39.3 $26.9 $34.6 Equity $42.5 $48.2 $46.5

Favorable Industry Outlook

FMI Data Continue to Suggest Strength

Growth forecast across multiple markets – LMB Core Sectors highlighted below

Construction Forecasts

	Change from Prior Year % Change				
	2017 Actual	2018 Forecast	2018F-2022F CAGR	% of LMB Revenue[1]	% of Current Backlog[2]
Total Non-residential Buildings	2.0%	5.39%	3.5%		
Healthcare	4.4%	2.4%	3.3%	27.4%	32.6%
Education	1.0%	2.7%	3.1%	16.4%	7.2%
Amusement & Recreation	7.3%	5.5%	3.1%	11.8%	6.9%
Office[3]	(1.1)%	8.8%	3.9%	9.7%	20.8%
Transportation	4.4%	12.6%	6.8%	7.5%	10.7%
Commercial	12.3%	4.2%	2.8%	5.8%	4.1%
Lodging	6.3%	7.8%	2.6%	2.2%	0.5%
	Emerging Opportunity Sectors for LMB				
Manufacturing	-13.0%	2.3%	2.6%	3.4%	2.1%

Indicators and Outlook[4]



Dodge Momentum Index
(Year 2000=100)
200
175
150
125
100
75
50
03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18



Architecture Billings Index
Scores greater than 50 equal expansion

Source: FMI *U.S. Construction Outlook Third Quarter 2018 Report.*
Totals may not foot due to rounding.

1 Figures represent percentages of project revenue between January 1, 2015 and March 31, 2018. Other key end markets include Central Utility Plants (3.4%), Multi-Family Residential (3.3%) and Other (8.9%).
2 As of March 31, 2018. Other key end markets include Central Utility Plants (1.4%), Multi-Family Residential (7.4%) and Other (6.3%).
3 Includes data center activity.
4 Source: *Dodge Momentum Index* per Dodge Data & Analytics and *Architecture Billings Index* per The American Institute of Architects.

LIMBACH 11

Source: FMI 2018 FMI Overview Featuring FMI’s Third Quarter 2018 Construction Outlook. Construction Put - in - Place Favorable Industry Outlook Estimates Continue to be Positive for Key Markets Health Care Amusement Transportation Education $30,000 $35,000 $40,000 $45,000 $50,000 $55,000 2016 2017 2018 2019 2020 2021 2022 ($ in millions) $85,000 $95,000 $105,000 $115,000 2016 2017 2018 2019 2020 2021 2022 ($ in millions) $20,000 $22,500 $25,000 $27,500 $30,000 2016 2017 2018 2019 2020 2021 2022 ($ in millions) $30,000 $40,000 $50,000 $60,000 $70,000 2016 2017 2018 2019 2020 2021 2022 ($ in million) 12

Initial Perspectives on 2019 14 1 See pp. 17 for GAAP Reconciliation to Adjusted EBITDA. 5 General Comments • Macro conditions remain favorable, supported by continued economic growth and the unique attributes of Limbach's key end markets, including healthcare, education and entertainment. • Booked backlog and promised opportunities of $841 million entering 2019 will support strong revenue for next year; breadth and depth of backlog reinforces ability to remain disciplined with respect to pursuing new sales • Conservative approach to forecasting future profitability in Mid - Atlantic Potential claim recoveries could result in meaningful upside but, consistent with past practice, are not included in forecasts Current Year Guidance • Maintaining full year 2018 revenue guidance of $530 - 550 million • Full year Adjusted EBITDA 1 guidance of $8 - 10 million following the additional write - downs in the Mid - Atlantic business unit

15 Q&A

16 Appendix

17 * Use of Non - GAAP Financial Measures In assessing the performance of our business, management utilizes a variety of financial and performance measures . The key measure is Adjusted EBITDA . Adjusted EBITDA is a non - GAAP financial measure . We define adjusted EBITDA as net income (loss) plus depreciation and amortization expense, interest expense, taxes as further adjusted to eliminate the impact of, when applicable, other non - cash expenses or expenses that are unusual or non - recurring . We believe that Adjusted EBITDA is meaningful to our investors to enhance their understanding of our financial performance for the current period and our ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service . We understand that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare our performance with the performance of other companies that report Adjusted EBITDA . Our calculation of Adjusted EBITDA, however, may not be comparable to similarly titled measures reported by other companies . When assessing our operating performance, investors and others should not consider this data in isolation or as a substitute for net income (loss) calculated in accordance with GAAP . Further, the results presented by Adjusted EBITDA cannot be achieved without incurring the costs that the measure excludes . A reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP measure, is provided below . Non - GAAP Reconciliation Table For the Three and Nine Months Ended September 30, 2018 Reconciliation of Net Loss to Adjusted EBITDA ($ in thousands) Three months ended September 30, Nine months ended September 30, 2018 2017 2018 2017 Net income (loss) $ (3,505) $ 128 $ (5,219) $ (417) Adjustments: Depreciation and amortization 1,418 2,025 4,216 7,383 Interest expense 787 545 2,355 1,562 Non - cash Stock - based compensation expense 542 924 1,663 924 Income tax provision (benefit) (185) 328 (936) (352) Adjusted EBITDA $ (943) $ 3,950 $ 2,079 $ 9,100